SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8 - K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2008

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Data I/O Corporation

(Exact name of registrant as specified in its charter)

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Washington
(State of other jurisdiction of incorporation)

0-10394	91-0864123
(Commission File Number)	(IRS Employer Identification No.)

6464 185th Ave NE, Suite 101, Redmond, WA 98052
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (425) 881-6444

Not Applicable
(Former name or former address, if changed since last report)
Page 1 of 2 Pages

Item 7.01 Regulation FD Disclosure

Annual Meeting of Shareholders Results

The Annual Meeting of Shareholders of Data I/O Corporation was held on Monday, May 19, 2008. The results for the matters that were submitted to the Shareholders are as follows:

     (1)      Election of Directors:

Daniel A. DiLeo, Paul A. Gary, Frederick R. Hume, Edward D. Lazowska, Steven M. Quist, William R. Walker were elected to serve as directors until the next annual meeting of shareholders or until his or her successor is elected and qualified or until such director’s earlier death, resignation, or removal.

(2)     Ratification of Independent Auditors:

The ratification of the continued appointment of Grant Thornton LLP as Data I/O’s independent auditors for the calendar year ended December 31, 2008 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

May 20, 2008	By	/s/Joel S. Hatlen
Joel S. Hatlen
Vice President - Finance
Chief Financial Officer
Secretary and Treasurer